                                                                   Exhibit 23.2

                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


   We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 22, 2002 in Amendment No. 2 to the Registration Statement (Form F-3 333-81212) and related Prospectus of IONA Technologies PLC for the registration of 6,325,000 ordinary shares, and to the incorporation by reference therein of our report dated January 17, 2001, included in IONA Technologies PLC's Annual Report (Form 20-F) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG
Ernst & Young

Dublin, Ireland

February 20, 2002